MONTHLY STATEMENT
                _____________________________________________

                            PROVIDIAN MASTER TRUST
                                SERIES 1997-1
                _____________________________________________


    Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1997-1 Supplement dated March 1, 1997 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1997-1 Certificates with respect to the Distribution Date occurring on April 15, 1997, and with respect to the performance of the Trust during the month of March, 1997 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.
Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1997-1 Class A Certificates and Class B Certificates (stated on the basis of $1,000 original certificate principal amount)

    (1) The total amount distributed to Class A Certificateholders per
        $1,000 original certificate principal amount                   $4.037222

    (2) The amount set forth in A(1) above distributed to Class A
        Certificateholders with respect to interest per $1,000 original
        certificate principal amount                                   $4.037222

    (3) The amount set forth in A(1) above distributed to Class A
        Certificateholders with respect to principal per $1,000 original
        certificate principal amount                                       $0.00

    (4) The total amount distributed to Class B Certificateholders
        per $1,000 original certificate principal amount               $4.174444

    (5) The amount set forth in A(4) above distributed to Class B
        Certificateholders with respect to interest per $1,000 original
        certificate principal amount                                   $4.174444

    (6) The amount set forth in A(4) above distributed to Class B
        Certificateholders with respect to principal per $1,000 original
        certificate principal amount                                       $0.00

B)  Information Regarding the Performance of the Trust

    (1) Allocation of Receivables Collections to the Series 1997-1
        Certificates

        (a) The aggregate amount of Finance Charge Receivables
            collected during the Monthly Period immediately preceding the
            Distribution Date                                     $97,492,119.17

        (b) The aggregate amount of Interchange collected and
            allocated to the Trust for the Monthly Period immediately
            preceding the Distribution Date                        $1,521,944.00

        (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
            Date                                                 $414,206,195.49

        (d) The Floating Allocation Percentage with respect to the
            Series 1997-1 Certificates for the Monthly Period immediately
            preceding the Distribution Date                           10.970355%

        (e) The Principal Allocation Percentage with respect to the
            Series 1997-1 Certificates for the Monthly Period immediately
            preceding the Distribution Date                           10.962683%

        (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1997-1 Certificates for the Monthly
            Period immediately preceding the Distribution Date    $10,862,194.10

        (g) The Principal Receivables collected and allocated to
            the Series 1997-1 Certificates for the Monthly Period immediately
            preceding the Distribution Date                       $45,408,112.69

   (2) Available Finance Charge Collections, Required Draw Amount and Reallocated Principal Collections for Series 1997-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Finance Charge Receivables and Interchange collected and
            allocated to the Series 1997-1 Certificates           $10,862,194.10

        (b) Collection Account and Special Funding Account investment earnings
            allocated to the Series 1997-1 Certificates               $60,478.42

        (c) Principal Funding Account Investment Proceeds                  $0.00

        (d) Cash Collateral Account Investment Proceeds               $68,000.00

        (e) Reserve Draw Amount, if applicable                             $0.00

        (f) Additional Finance Charges from other Series allocated
            to the Series 1997-1 Certificates                              $0.00

        (g) Payments, if any, on deposit as of the Determination
            Date received from any Interest Rate Protection Agreements     $0.00

        (h) Required Draw Amount, if applicable                            $0.00

        (i) Reallocated Collateral Principal Collections                   $0.00

        (j) Reallocated Class B Principal Collections                      $0.00

        (k) Total Available Finance Charge Collections and
            Reallocated Principal Collections for Series 1997-1 (total of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j)
            above)                                                $10,990,672.52

   (3) Available Principal Collections for Series 1997-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Principal Receivables collected and allocated to
            the Series 1997-1 Certificates                        $45,408,112.69

        (b) Shared Principal Collections from other Series
            allocated to the Series 1997-1 Certificates                    $0.00

        (c) Additional amounts to be treated as Available Principal
            Collections pursuant to the Series Supplement          $4,280,645.92

        (d) Reallocated Collateral Principal Collections                   $0.00

        (e) Reallocated Class B Principal Collections                      $0.00

        (f) Available Principal Collections for Series 1997-1 (total of
            (a), (b) and (c) minus (d) and (e) above)             $49,688,758.61

   (4)  Delinquent Balances in the Trust

        The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

        (a)     31-60 days              $ 92,548,420
        (b)     61-90 days              $ 55,076,178
        (c)     91 or more days         $100,568,992
        (d)     Total Delinquencies     $248,193,590

   (5)  Defaulted Amount

        (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
            Distribution Date                                     $42,532,786.38

        (b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
            Distribution Date                                      $3,512,663.79

        (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
            Recoveries]                                           $39,020,122.59

        (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series
            1997-1 Certificates (the "Series 1997-1 Defaulted
            Amount")                                               $4,280,645.97

        (e) The Class A Defaulted Amount [Series 1997-1 Defaulted
            Amount multiplied by the Class A Percentage]           $3,488,726.42

        (f) The Class B Defaulted Amount [Series 1997-1 Defaulted
            Amount multiplied by the Class B Percentage]             $406,661.36

   (6)  Class A Charge-Offs

        (a) The excess, if any, of the Class A Defaulted Amount over the sum of
            (i) Available Finance Charge Collections applied to such Class
            A Defaulted Amount, (ii) the Available Cash Collateral Amount applied to such Class A Defaulted Amount, (iii) Reallocated Principal Collections applied to such Class A Defaulted Amount,
            (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class A Defaulted Amount and (v) the amount by which the Class B Invested Amount has been reduced in respect of such Class A Defaulted Amount (a "Class A
            Charge-Off")                                                   $0.00

        (b) The amount of the Class A Charge-Off set forth in item
            6(a) above, per $1,000 original certificate principal amount
            (which will have the effect of reducing, pro rata, the amount of
            each Class A Certificateholder's investment)                   $0.00

        (c) The total amount reimbursed on the Distribution Date in
            respect of Class A Charge-Offs for prior Distribution Dates    $0.00

        (d) The amount set forth in item 6(c) above per $1,000
            original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class A
            Certificateholder's investment)                                $0.00

        (e) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
            Distribution Date                                              $0.00

   (7)  Class B Charge-Offs

        (a) The excess, if any, of the Class B Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class
            B Defaulted Amount, (ii) the Available Cash Collateral Amount applied to such Class B Defaulted Amount, (iii) Reallocated Collateral Principal Collections applied to such Class B Defaulted Amount and (iv) the amount by which the Collateral Invested Amount
            has been reduced in respect of such Class B Defaulted Amount   $0.00

        (b) The amount by which the Class B Invested Amount has been reduced on the Distribution Date in respect of Reallocated Class B
            Principal Collections                                          $0.00

        (c) The amount by which the Class B Invested Amount has
            been reduced on the Distribution Date in respect of item 6(a)
            (together with item 7(a), "Class B Charge-Offs")               $0.00

        (d) The total amount by which the Class B Invested Amount
            has been reduced on the Distribution Date as set forth in items
            7(a), (b) and (c)                                              $0.00

        (e) The amount set forth in item 7(d) above per $1,000
            original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Class B
            Certificateholder's investment)                                $0.00

        (f) The total amount reimbursed on the Distribution Date in respect of reductions in the Class B Invested Amount on prior
            Distribution Dates                                             $0.00

        (g) The amount set forth in item 7(f) above per $1,000
            original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class B
            Certificateholder's investment)                                $0.00

        (h) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
            Distribution Date                                              $0.00

   (8)  Reductions in the Collateral Interest

        (a) The excess, if any, of the Collateral Defaulted Amount over Available Finance Charge Collections applied to such
            Collateral Defaulted Amount                                    $0.00

        (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution  Date in respect of Reallocated
            Principal Collections                                          $0.00

        (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of items 6(a)
            and 7(a) above                                                 $0.00

        (d) The  total amount by which the Collateral Invested
            Amount has been reduced on the Distribution Date as set forth
            in items 8(a), (b) and (c)                                     $0.00

        (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior
            Distribution Dates                                             $0.00

        (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral
            Invested Amount, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the
            Distribution Date                                              $0.00

   (9)  Investor Monthly Servicing Fee

        (a) The amount of the Series 1997-1 Monthly Servicing Fee
            payable to the Servicer on the Distribution Date         $350,000.00

  (10)  Cash Collateral Account

        (a) The Available Cash Collateral Amount on the Distribution Date,
            after giving effect to all deposits, withdrawals and distributions
            on such Distribution Date                             $18,000,000.00

  (11)  Class A Monthly Interest

        (a) Class A Monthly Interest payable on the Distribution
            Date                                                   $1,974,201.67

  (12)  Class B Monthly Interest

        (a) Class B Monthly Interest payable on the Distribution
            Date                                                     $237,943.33

  (13)  Principal Funding Account Amount

        (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits,
            withdrawals and distributions on such Distribution Date        $0.00

        (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in October, 2001. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

  (14)  Deficit Controlled Accumulation Amount

        The Deficit Controlled Accumulation Amount for the Distribution
        Date, after giving effect to all deposits, withdrawals and
        distributions on such Distribution Date                            $0.00

  (15)  Reserve Account (if applicable)

        (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and
            the related Transfer Date                                      $0.00

        (b) The Required Reserve Account Amount, if any, selected
            by the Servicer                                                $0.00

C)  Class A Invested Amount

    (1) The Class A Initial Invested Amount                      $489,000,000.00

    (2) The Class A Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
        such Distribution Date                                   $489,000,000.00

    (3) The Pool Factor for the Distribution Date (which represents the  ratio of the Class A Invested Amount, as of such Distribution
        Date, after giving effect to any adjustment in the Class A
        Invested Amount on such Distribution Date, to the Class A Initial Invested Amount). The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A
        Certificateholder's Certificate by the Pool Factor              1.000000

D)  Class B Invested Amount

    (1) The Class B Initial Invested Amount                       $57,000,000.00

    (2) The Class B Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
        such Distribution Date                                    $57,000,000.00

    (3) The Pool Factor for the Distribution Date (which represents the ratio of the Class B Invested Amount, as of such Distribution
        Date, after giving effect to any adjustment in the Class B Invested Amount on such Distribution Date, to the Class B Initial Invested Amount). The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's
        Certificate by the Pool Factor                                  1.000000

E)  Collateral Invested Amount

    (1) The Collateral Initial Invested Amount                    $54,000,000.00

    (2) The Collateral Invested Amount on the Distribution Date,
        after giving effect to all deposits, withdrawals and distributions
        on such Distribution Date                                 $54,000,000.00

    (3) The Collateral Invested Amount as a percentage of the
        Invested Amount on such Distribution Date                      9.000000%

F)  Receivables Balances

    (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately
        preceding Monthly Period                               $5,277,871,349.00

    (2) The aggregate amount of Finance Charge Receivables in the
        Trust at the close of business on the last day of the immediately
        preceding Monthly Period                                  $87,643,242.00

G)  Annualized Percentages

    (1) The Gross Yield (Available Finance Charge Collections for
        the Series 1997-1 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection
        Agreements) divided by the Invested Amount of the Series 1997-1 Certificates as of the last day of the next preceding Monthly
        Period, multiplied by 12)                                         21.98%

    (2) The Net Loss Rate (the Series 1997-1 Defaulted Amount for
        the preceding Monthly Period divided by the Invested Amount of the Series 1997-1 Certificates  as of the last day of the next
        preceding Monthly Period, multiplied by 12)                        8.56%

    (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1997-1 Certificates for the preceding Monthly
        Period)                                                           13.42%

    (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee
        (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period with respect to the related Distribution
        Date, divided by the Invested Amount of the Series 1997-1
        Certificates as of the last day of the nextpreceding Monthly
        Period, multiplied by 12)                                          5.71%

    (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series 1997-1 Certificates for the preceding Monthly
        Period)                                                            7.71%

    (6) The Monthly Payment Rate (Collections of Principal Receivables
        and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding
        Monthly Period)                                                    9.21%

H)  Series 1997-1 Information for the Last Three Distribution Dates

    1)     Gross Yield

           a)   4/15/97               21.98%
           b)   3/15/97                N/A
           c)   2/15/97                N/A

    2)     Net Loss Rate

           a)   4/15/97               8.56%
           b)   3/15/97               N/A
           c)   2/15/97               N/A

    3)     Net Spread (Portfolio Yield Minus Base Rate)

           a)   4/15/97              7.71%
           b)   3/15/97               N/A
           c)   2/15/97               N/A

           Three Month Average        N/A

    4)     Monthly Payment Rate

           a)   4/15/97              9.21%
           b)   3/15/97               N/A
           c)   2/15/97               N/A


                              FIRST DEPOSIT NATIONAL BANK
                              Servicer


                              By:  /s/ David J. Petrini
                                   ------------------------------
                              Name:  David Petrini
                              Title: Senior Vice President and Chief
                                     Financial Officer